UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):June 4, 2007

eTelcharge.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-304799 (Commission File Number)	75-2847699 (IRS Employer Identification No.)

1636 N. Hampton Rd Ste 270 DeSoto, Texas (Address of principal executive offices)		75115-8605 (Zip Code)

(972) 298-3800 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Exhibit 10.1 Employment agreement
Exhibit 99.1 Press Release

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2007, Robert Howe III was appointed to our Board of Directors and was made President and Chief Executive Officer of eTelcharge.com, Inc. Mr. Howe has served on the Board of Advisors since September of 2003.

Mr. Howe is employed by the Company pursuant to an Employment Agreement which provides a minimum base salary of $50,000 and the issuance of  10,000,000 in stock options exerciseable at $0.011per share. From May 2006 to February 2007, Mr. Howe served  President and Chief Operations Officer of DualCor Technologies, Inc, a technology firm that developed a mobile handheld computer.  From September 2000 to May 2006, Mr. Howe acted as a Consultant and advised technology firms regarding go- to – market readiness both independently and in collaboration with the Sightline Group.  From October 1997 to September 2000, Mr. Howe was employed by  CompUSA PC  as  its President.  During his tenure, he spearheaded the turn-around of CompUSA’s in-house PC brand,, developed and executed strategies for retail, channel, web and direct marketing for 250 stores,  and built a state- of- the –art, ISO certified manufacturing facility in Fort Worth, Texas and achieved ISO 2000 certification within four months of operation.  Mr. Howe  also implemented a build-to-order manufacturing, sales & distribution, accounting & finance, order entry and shop floor control programs for CompUSA and maintained strategic partnerships with Microsoft, Intel, Fujitsu, IMB, AOL and Prodigy.

9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1	Employment Agreement with Mr. Howe
99.1	Press release issued on June 8, 2007 by eTelcharge.com, Inc. related to Rob Howe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2007

eTelcharge.com, Inc.

By:	/s/ Michelle R. Sherman
Michelle R Sherman
Vice President of Operations

Table of Contents
Index to Exhibits

Exhibit Number	Desription
10.1	Employment Agreement with Mr. Howe
99.1	Press release issued on June 8, 2007 by eTelcharge.com, Inc. related to Rob Howe.